UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of earliest event reported: July 20, 2020

NovaBay Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33678	68-0454536
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 Powell Street, Suite 1150, Emeryville, CA 94608

(Address of Principal Executive Offices) (Zip Code)

(510) 899-8800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange On Which Registered
Common Stock, par value $0.01 per share	NBY	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.     Entry into a Material Definitive Agreement.

As previously disclosed in the Current Report on Form 8-K filed by NovaBay Pharmaceuticals, Inc. (the “Company”) with the Securities and Exchange Commission on August 9, 2019, the Company, on August 8, 2019, entered into: (1) a Securities Purchase Agreement with certain domestic investors for the sale of an aggregate of 4,198,466 shares of the Company’s common stock in a registered direct offering and warrants exercisable for 4,198,566 shares of common stock (the “Domestic Warrants”) and (2) a Securities Purchase Agreement with certain foreign investors for the sale of 2,700,000 shares of the Company’s Series A Non-Voting Convertible Preferred Stock which automatically converted into 2,700,000 shares of common stock, at a ratio of 1:1, upon the approval of the Company’s stockholders at the Company’s special stockholder meeting on October 9, 2019 and warrants exercisable for 2,700,000 shares of common stock (the “Foreign Warrants” and together with the Domestic Warrants, the “Warrants”). In connection with the offer to certain domestic investors, the Company issued Ladenburg Thalmann & Co. warrants exercisable for 167,942 shares of the Company’s common stock (the “Ladenburg Warrants”) as partial consideration for its services as placement agent. Both the Domestic Warrants and the Foreign Warrants were issued with an exercise price of $1.15 while the Ladenburg Warrants were issued with an exercise price of $1.25.

Beginning on July 20, 2020, the Company and the holders of the Domestic Warrants, all holders of the Foreign Warrants and Ladenburg (collectively, the “Holders”) entered into separate warrant repricing letter agreements (the “Exercise Agreements”). Pursuant to the Exercise Agreements in consideration for the exercise in full of the Reprice Warrants (as defined below), the Company agreed to: (1) reduce the exercise price of an aggregate total of 4,198,566 Domestic Warrants and 2,700,000 Foreign Warrants (the “Reprice Warrants”) to $0.99 per share (the “Reduced Exercise Price”), (2) amend the Ladenburg Warrants to reduce the exercise price of an aggregate total of 167,942 Ladenburg Warrants to $0.99 per share and (3) in a private placement, issue new common stock purchase warrants (the “New Warrants”) to purchase up to a number of shares of common stock, equal to 100% of the number of Domestic Warrants and Foreign Warrants currently held by such Holder. The Company expects to receive aggregate gross proceeds of approximately $6,829,580 from the exercise of the Domestic Warrants and Foreign Warrants.

The New Warrants will be exercisable six months after their issuance, for an aggregate of 6,898,566 shares of common stock. The New Warrants will have an exercise price of $1.65 per share and will expire five and a half years after their issuance. Subject to limited exceptions, a Holder of a New Warrant will not have the right to exercise any portion of its New Warrants if the Holder, together with its affiliates, would beneficially own in excess of 4.99% (or, at the election of a Holder prior to the date of issuance, 9.99%) of the number of shares of Common Stock outstanding immediately after giving effect to such exercise (the “Beneficial Ownership Limitation”); provided, however, that upon prior notice to the Company, the Holder may increase or decrease the Beneficial Ownership Limitation, provided further that in no event shall the Beneficial Ownership Limitation exceed 9.99% and any increase in the beneficial ownership limitation will not be effective until 61 days following notice to us. Pursuant to the terms of the Exercise Agreements, the Holders will be entitled to certain registration rights that provide for the Company to file a registration statement on behalf of the Holders for the New Warrants within 90 calendar days of the date of the Exercise Agreements and requires the Company to use its commercially reasonable efforts to cause the registration statement to become effective within six months of the date of the Exercise Agreements, that will provide for the resale of the shares of common stock underlying the New Warrants.

The description of terms and conditions of the Exercise Agreements, Reprice Agreement and the New Warrants set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the form of New Warrants, the form of Exercise Agreement with Holders of Domestic Warrants, the form of Exercise Agreement with Holders of Foreign Warrants and the form of Reprice Agreement with Ladenburg attached hereto as Exhibits 4.1, 10.1, 10.2 and 10.3, respectively.

Item 2.02     Results of Operations and Financial Condition.

The Company is currently scheduled to report its second quarter earnings on August 6, 2020. The Company anticipates reporting net sales increased by approximately 100% and operating loss declined by approximately 25% from the prior quarter, due in part to the Company’s sale of KN95 disposable face masks.

The Securities and Exchange Commission encourages registrants to disclose forward-looking information so that investors can better understand the future prospects of a registrant and make informed investment decisions. This Item 2.02 of the Current Report on Form 8-K may contain these types of statements, which are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and which involve risks, uncertainties and reflect the Company’s judgment as of the date of this Current Report on Form 8-K. These statements are subject to inherent uncertainties and risks that could cause actual results to differ materially from those anticipated at the date of this Current Report on Form 8-K. Investors are cautioned not to rely unduly on forward-looking statements when evaluating the information presented within.

Item 3.02     Unregistered Sales of Equity Securities.

The information disclosed in Item 1.01 of this Current Report on Form 8-K regarding the unregistered sale of the New Warrants is incorporated herein by reference.

Item 3.03.     Material Modifications to Rights of Security Holders.

The information disclosed in Item 1.01 of this Current Report on Form 8-K regarding the Exercise Agreements and the Reprice Agreement is incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits.

(d)          Exhibits.

Exhibit No.	Description

4.1	Form of New Warrant
10.1	Form of Exercise Agreement with Holders of Domestic Warrants
10.2	Form of Exercise Agreement with Holders of Foreign Warrants
10.3	Form of Reprice Agreement with Ladenburg

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NovaBay Pharmaceuticals, Inc.

By:	/s/ Justin Hall
Justin Hall
President & Chief Executive Officer and General Counsel

Dated: July 21, 2020